Exhibit 99

For additional information:
Rick Green
President & CEO
Kerby E. Crowell
EVP & CFO
For Immediate Release	(405) 372-2230
Southwest Bancorp Reports 2008 Earnings, Increased Capital
     January 21, 2009, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market—OKSB), (“Southwest”), today reported net income available to common shareholders of $3.0 million, or $0.20 per diluted share for the fourth quarter 2008, compared to $4.5 million, or $0.31 per diluted share for the fourth quarter of 2007. Net income available to common shareholders for the year ended December 31, 2008 was $14.7 million, or $1.00 per diluted share, compared to $21.4 million, or $1.46 per diluted share, for the prior year. At December 31, 2008, total assets were $2.9 billion compared to $2.6 billion at December 31, 2007, and shareholders’ equity was $302.2 million compared to $217.6 million at year-end 2007.
     “We continue to focus on our strategic goal of building long-term shareholder value during these uncertain times,” stated Rick Green, President and Chief Executive Officer.
     “Southwest continues to generate earnings and dividends for our shareholders, but our 2008 performance was disappointing. As explained further below, the main causes are linked to current economic conditions – the competitive pressures that have caused reductions in rates on deposits and other funding sources to decrease less than the drop in rates on earning assets and the market conditions that have required increases in our allowance for loan losses. (For additional information, please see page 2 for an analysis of the effects that changes in rates had on our net interest income and a discussion of the increase in the allowance.)
     “Our strategic vision includes continued emphasis on prudent lending in carefully selected markets in Texas, Oklahoma, and Kansas; careful expansion of our community banking operations; and increases in stable funding sources at reasonable cost. In 2008, we took important steps that we believe will make Southwest better positioned both now and when the economy improves. These include raising over $100 million in new capital from our July public offering and the December issuance of securities to the U.S. Treasury. We believe the new capital will help us take better advantage of opportunities for prudent loan growth while continuing to maintain appropriate capitalization. We have a clear focus on intelligent expense control. We are evaluating additional consumer banking branches in our existing and nearby markets.”
     At year end, our portfolio loans were $2.5 billion. Approximately $1.3 billion, or 50%, of our total portfolio loans at December 31, 2008, were in our Texas and Kansas segments:
•	Oklahoma portfolio loans were $966.2 million or 39%,

•	Texas portfolio loans were $947.6 million, or 38%,

•	Kansas portfolio loans were $304.9 million, or 12%, and

•	Other States portfolio loans were $275.8 million, or 11%
     The validity of our strategic decision not to rely on any significant amounts of residential mortgages and not to make subprime loans was reinforced by recent market events. Subprime lending has never been a part of our strategy, one to four family mortgages are less than 5% of our portfolio, and one to four family residential construction loans are less than 4% of our portfolio.

NASDAQ: OKSB
OKSBP
Southwest Bancorp Reports Earnings, Increased Capital
Capital Raising
     Proceeds from our 2008 capital issuances are being used to increase our regulatory capital, to fund prudent loan growth, and for other corporate purposes. Please see the following discussion and financial tables and the disclosures under the heading “Forward-looking Statements” on page 4.
     In early July, we completed the issuance of $34.5 million in trust preferred securities in a public offering. In December we issued Fixed Rate Cumulative Preferred Stock, Series B and a warrant to purchase 703,743 shares of our common stock for a total price of $70 million. Southwest allocated $66.3 million to the Series B Preferred Stock and $3.7 million to the warrant based on their relative fair values at the issue date. Accrued dividends on the Series B Preferred are included in other liabilities on our statement of financial condition.
Net Interest Margin
     As shown below, the positive earnings effect of our loan growth continued to be offset by the significant margin compression that began last year. For the year ended December 31, 2008, the net interest margin of 3.36% was down 84 basis points from the year ended December 31, 2007. During 2008, the compression in rates more than offset the positive effects of our earning asset growth. As a result, net interest income decreased by $2.9 million, or 3% for the year ended December 31, 2008.

	Net Effects of Growth and Margin Compression:
	Year 2008 vs. Year 2007
	Change in Net Interest Income Due to Changes in:
(Dollars in thousands)	Volume	Rate	Total
Total interest income	$33,228	$(47,502)	$(14,274)
Total interest expense	16,948	(28,344)	(11,396)

Net interest income	$16,280	$(19,158)	$(2,878)

     The 2008 fourth quarter net interest margin of 3.22% decreased 67 basis points from fourth quarter 2007, and decreased 17 basis points from third quarter 2008.
Financial Overview
     Condition: Total assets were $2.9 billion at December 31, 2008, an increase of 12% from $2.6 billion at December 31, 2007. At December 31, 2008 total loans were $2.6 billion versus $2.2 billion at December 31, 2007.
     At December 31, 2008, the allowance for loan losses was $39.8 million, up 34%, from year-end 2007, and represented 1.59% of portfolio loans versus 1.38% at December 31, 2007. The methodology used to determine the appropriate amount of the allowance for loan losses at a particular time includes consideration of risk factors related to Southwest and to our markets, including regular assessments of national and local economic conditions and trends. The provision for loan losses increased by $10.4 million, or 121% during 2008 compared to 2007.
     Non-performing assets to total assets were 2.43% at December 31, 2008 compared to 2.35% at September 30, 2008 and 1.26% at December 31, 2007.

		Percentage of
	Percentage of	non-performing
	total loans	assets

Real estate construction	25.84%	59.01%
Commercial	22.13	17.33
Commercial real estate	43.85	14.11
Other real estate owned	—	8.69
Residential real estate mortgages	4.46	0.74
Other consumer loans	3.72	0.12
     Nonaccrual loans, which are the majority of nonperforming assets, were $59.3 million as of December 31, 2008, a decrease of $2.2 million from September 30, 2008, and an increase of $39.8 million from December 31, 2007. These loans are carried at their estimated collectible amounts and no longer accrue interest. The year-to-date increase in nonaccrual loans is primarily due to two collateral dependent lending relationships that are secured by real estate and an increase in the over 90 days past due loans. Performing loans considered potential problem loans,

2

NASDAQ: OKSB
OKSBP
Southwest Bancorp Reports Earnings, Increased Capital
which are not included in the past due, nonaccrual, or restructured categories, but for which known information about possible credit problems cause management to be uncertain as to the ability of the borrowers to comply with the present loan repayment terms, amounted to approximately $131.5 million at December 31, 2008, compared to $86.1 million at September 30, 2008 and $61.6 million at December 31, 2007. These loans are subject to continuing management attention and are considered by management in determining the level of the allowance for loan losses.
     Total deposits were $2.2 billion at December 31, 2008, up $121.5 million from December 31, 2007. Core deposits were 64.08% of total deposits or $1.4 billion.
     On December 31, 2008, Southwest exceeded all applicable regulatory capital requirements and each of its banking subsidiaries met the criteria for regulatory classification as “well-capitalized”. Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank or thrift regulators.
     Year-to-date Results: Net interest income totaled $89.7 million for 2008 compared to $92.6 million for 2007. Net interest margin for the year was 3.36% for 2008 compared to 4.20% in 2007. The decrease in net interest income and net interest margin is the result of Southwest’s interest rate sensitivity position and the margin compression produced by governmental actions and market conditions. This margin compression offset significant positive effects on net interest income from our loan growth. The yields on earning assets decreased by 194 basis points from the prior year while our cost of funds decreased by only 139 basis points, resulting in a 55 basis point decline in net interest spread.
     The provision for loan losses for 2008 was $19.0 million compared to $8.6 million for 2007. Net charge offs totaled $8.8 million, or 0.35% of portfolio loans, for the year ended December 31, 2008 versus net charge offs of $6.3 million, or 0.29% of portfolio loans for the prior year.
     Noninterest income totaled $16.1 million in 2008, compared to $16.4 million for 2007. The slight decrease in noninterest income from 2007 was the result of a $682,000 decrease in gain on sale of investment securities and a $675,000 decrease in the gain on sale of loans, offset by a $1.1 million increase in service charges and fees.
     Noninterest expense for 2008 was $62.5 million versus $65.5 million in 2007. The decrease from 2007 in noninterest expense is the result of a $3.2 million decrease in other general and administrative expenses, which reflects last year’s $2.5 million ATM-related write-off and Stillwater National’s estimated share, as a VISA issuing bank, of VISA USA litigation costs of $713,000; a $2.0 million decrease in personnel expense, and a $494,000 decrease in the provision for unfunded loan commitments, offset by a $1.5 million increase in FDIC and other insurance, a $1.0 million increase in occupancy expense, and a $204,000 increase in net other real estate expense.
     The efficiency ratio improved to 59.03% for 2008 from 60.05% in 2007.
     Fourth Quarter Results: Net interest income totaled $22.4 million for the fourth quarter of 2008 compared to $23.5 million for the fourth quarter of 2007. Net interest margin was 3.22% for the fourth quarter of 2008, 3.89% for the fourth quarter of 2007, and 3.39% for the third quarter of 2008. The yield on earning assets decreased by 207 basis points from the fourth quarter 2007 while rates paid on interest bearing liabilities decreased by only 169 basis points.
     The provision for loan losses totaled $6.7 million for the fourth quarter of 2008 compared to $2.5 million for the fourth quarter of 2007. Net charge offs totaled $2.7 million, or 0.44% (annualized) of portfolio loans for the fourth quarter of 2008, compared to $1.2 million, or 0.22% (annualized) of portfolio loans at for the fourth quarter of 2007.
     Noninterest income totaled $3.4 million for the fourth quarter of 2008 compared to $4.1 million for the same quarter of 2007. The decrease in noninterest income from 2007 was the result of a $301,000 decrease in gain on sale of investment securities, a $255,000 decrease in other noninterest income, and a $163,000 decrease in gain on sale of loans, offset in part by a $77,000 increase in service charges and fee income.
     Noninterest expense decreased $3.9 million from the fourth quarter 2007 to the fourth quarter of 2008 to $13.8 million. The decrease consists of a $3.4 million decrease in personnel expense, which reflects the reversal of $2.4 million in bonus and profit sharing expense that was accrued during the first nine months of 2008; and a $1.1 million decrease in other general and administrative expenses, which includes a net reversal of $513,000 in the VISA USA litigation costs, a $434,000 reclassification of net deposit overdraft charge-offs and recoveries from

3

NASDAQ: OKSB
OKSBP
Southwest Bancorp Reports Earnings, Increased Capital
expenses to the provision for loan losses, and a $260,000 adjustment to loan origination expenses; offset in part by a $420,000 increase in FDIC and other insurance and a $304,000 increase in occupancy expense.
     The efficiency ratio for the fourth quarter of 2008 improved to 53.37% from 64.02% for the fourth quarter of 2007.
     Certain Legal Matters: Stillwater National and other Visa USA member banks are obligated to share in costs resulting from litigation against Visa USA, including the costs of the November 9, 2007, settlement of an antitrust lawsuit brought by American Express and potential costs of certain other pending litigation. In the fourth quarter of 2007, Southwest recorded approximately $713,000 as its estimated share of the settlement and other pending litigation expenses relating to these obligations. In March 2008, VISA completed an initial public offering. This transaction allowed VISA to place part of the cash proceeds into an escrow which will be utilized to pay litigation and settlement expenses. Southwest’s portion of this escrow is approximately $566,000 which was reflected in the first quarter 2008 financial statements as a reduction in general and administrative expense and the related payable established in the fourth quarter 2007. In the fourth quarter Southwest increased the related payable by $200,000 as an increase to general and administrative expenses based on our review of outstanding litigation. These amounts are an estimate and further adjustments may be required.
Southwest Bancorp and Subsidiaries
     Southwest Bancorp is the financial holding company for Stillwater National, Bank of Kansas (“SNB Kansas”), SNB Bank of Wichita (“SNB Wichita”), Healthcare Strategic Support, Inc., and Business Consulting Group, Inc. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting, and other financial services from offices in Chickasha, Edmond, Oklahoma City, Stillwater, and Tulsa, Oklahoma; Austin, Dallas, Houston and San Antonio, Texas; and Hutchinson, Kansas City, and Wichita, Kansas, and on the Internet, through SNB DirectBanker®.
     Southwest focuses on converting its strategic vision into long-term shareholder value. Our vision includes an established niche banking model focused on healthcare and commercial real estate financial services in Texas, Oklahoma, and Kansas and a community banking model focused on more traditional banking operations in those states. Southwest’s strategic growth goals include prudent growth from existing and additional offices in carefully selected markets in Texas and other states with concentrations of healthcare and health professionals, businesses, and their managers and owners, and commercial and commercial real estate borrowers, and careful expansion of community banking operations.
     On September 22, 2008, Southwest announced the planned merger of SNB Wichita with SNB Kansas, which is expected to occur in the first quarter of 2009. This merger has received regulatory approval and is intended to create more convenience for customers and operational efficiencies for Southwest.
     Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB. Southwest’s trust preferred securities are traded on the NASDAQ Global Select Market under the symbol OKSBP.
Forward-Looking Statements
     This Press Release includes forward-looking statements, such as: statements of Southwest’s goals, intentions, and expectations; estimates of risks and of future costs and benefits; assessments of the amount and timing of loan growth, performing and problem loan payoffs and loan losses; off-balance sheet risk and market risk; and statements of Southwest’s ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon: future interest rates, market behavior, the effects on general economic conditions in our market of recent subprime and other lending problems, and other economic conditions; future laws and regulations; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate its future results.

4

NASDAQ: OKSB
OKSBP
Southwest Bancorp Reports Earnings, Increased Capital
Financial Tables

Unaudited Financial Highlights	Table 1

Unaudited Consolidated Statements of Financial Condition	Table 2

Unaudited Consolidated Statements of Operations	Table 3

Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4

Unaudited Average Balances, Yields, and Rates-Year-to-date	Table 5

Unaudited Summary Financial Data by Quarter-2008 and 2007	Table 6

Unaudited Supplemental Analytical Data by Quarter-2008 and 2007	Table 7

5

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands except per share)	Table 1
QUARTERLY HIGHLIGHTS

	Fourth Quarter			Third Quarter
			%		%
	2008	2007	Change	2008	Change
Operations
Net interest income	$22,414	$23,536	(5)%	$23,188	(3)%
Provision for loan losses	6,698	2,464	172	6,855	(2)
Noninterest income	3,429	4,071	(16)	4,062	(16)
Noninterest expense	13,793	17,673	(22)	16,533	(17)
Income before taxes	5,352	7,470	(28)	3,862	39
Taxes on income	2,127	2,949	(28)	1,556	37
Net income	3,225	4,521	(29)	2,306	40
Diluted earnings per share	0.20	0.31	(35)	0.16	25
Balance Sheet
Total assets	2,879,762	2,564,298	12	2,832,371	2
Loans held for sale	56,941	66,275	(14)	72,248	(21)
Portfolio loans	2,494,506	2,145,557	16	2,440,091	2
Total deposits	2,180,122	2,058,579	6	2,198,719	(1)
Total shareholders’ equity	302,203	217,609	39	226,123	34
Book value per share	16.18	15.16	7	15.56	4
Key Ratios
Net interest margin	3.22%	3.89%		3.39%
Efficiency ratio (GAAP-based)	53.37	64.02		60.67
Total capital to risk-weighted assets	14.26	10.97		11.88
Nonperforming loans to portfolio loans	2.56	1.38		2.62
Shareholders’ equity to total assets	10.49	8.49		7.98
Return on average assets	0.45	0.72		0.33
Return on average equity	5.11	8.24		3.97

YEAR-TO-DATE HIGHLIGHTS

	Twelve Months
			%
	2008	2007	Change
Operations
Net interest income	$89,719	$92,597	(3)%
Provision for loan losses	18,979	8,581	121
Noninterest income	16,138	16,433	(2)
Noninterest expense	62,488	65,474	(5)
Income before taxes	24,390	34,975	(30)
Taxes on income	9,489	13,597	(30)
Net income	14,901	21,378	(30)
Diluted earnings per share	1.00	1.46	(32)
Balance Sheet
Total assets	2,879,762	2,564,298	12
Loans held for sale	56,941	66,275	(14)
Portfolio loans	2,494,506	2,145,557	16
Total deposits	2,180,122	2,058,579	6
Total shareholders’ equity	302,203	217,609	39
Book value per share	16.18	15.16	7
Key Ratios
Net interest margin	3.36%	4.20%
Efficiency ratio (GAAP-based)	59.03	60.05
Total capital to risk-weighted assets	14.26	10.97
Nonperforming loans to portfolio loans	2.56	1.38
Shareholders’ equity to total assets	10.49	8.49
Return on average assets	0.54	0.94
Return on average equity	6.40	10.19
Balance sheet amounts are as of period end unless otherwise noted.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands, except per share)	Table 2

	December 31,	December 31,
	2008	2007
Assets
Cash and due from banks	$27,287	$45,678
Investment securities:
Held to maturity. Fair value: $7,293 $5,838	7,343	5,838
Available for sale. Amortized cost: $233,293 $232,880	238,037	233,531
Other investments, at cost	18,786	17,239
Loans held for sale	56,941	66,275

Loans receivable	2,494,506	2,145,557
Less: Allowance for loan losses	(39,773)	(29,584)

Net loans receivable	2,454,733	2,115,973
Accrued interest receivable	11,512	23,117
Premises and equipment, net	24,580	24,323
Other real estate owned	6,092	2,679
Goodwill	7,071	7,064
Other intangible assets, net	3,764	4,580
Other assets	23,616	18,001

Total assets	$2,879,762	$2,564,298

Liabilities and shareholders’ equity
Deposits:
Noninterest-bearing demand	$261,940	$257,067
Interest-bearing demand	76,027	63,323
Money market accounts	454,250	541,950
Savings accounts	14,135	13,032
Time deposits of $100,000 or more	802,244	690,985
Other time deposits	571,526	492,222

Total deposits	2,180,122	2,058,579
Accrued interest payable	7,018	11,441
Income tax payable	3,651	1,766
Other liabilities	9,667	10,154
Other borrowings	295,138	218,356
Subordinated debentures	81,963	46,393

Total liabilities	2,577,559	2,346,689

Shareholders’ equity
Series B preferred stock — $1 par value; 70,000 shares authorized and issued	66,392	—
Common stock — $1 par value; 20,000,000 shares authorized; 14,658,042 shares issued	14,658	14,658
Paid in capital	49,101	46,478
Retained earnings	170,579	161,482
Accumulated other comprehensive income	2,921	408
Treasury stock, at cost, 80,383 300,833 shares	(1,448)	(5,417)

Total shareholders’ equity	302,203	217,609

Total liabilities and shareholders’ equity	$2,879,762	$2,564,298

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands except per share)	Table 3

	For the three months		For the twelve months
	ended December 31,		ended December 31,
	2008	2007	2008	2007
Interest income
Loans	$36,183	$43,549	$152,719	$165,759
Investment securities	2,693	2,713	9,986	11,055
Other interest-earning assets	19	35	89	254
Total interest income	38,895	46,297	162,794	177,068

Interest expense
Interest-bearing deposits	13,263	19,199	61,022	73,139
Other borrowings	1,487	2,620	7,242	7,555
Subordinated debentures	1,731	942	4,811	3,777

Total interest expense	16,481	22,761	73,075	84,471

Net interest income	22,414	23,536	89,719	92,597

Provision for loan losses	6,698	2,464	18,979	8,581

Net interest income after provision for loan losses	15,716	21,072	70,740	84,016

Noninterest income
Service charges and fees	2,908	2,831	11,026	9,920
Gain on sales of loans	620	783	2,664	3,339
Gain (loss) on investment securities	(296)	5	902	1,584
Other noninterest income	197	452	1,546	1,590

Total noninterest income	3,429	4,071	16,138	16,433

Noninterest expense
Salaries and employee benefits	6,389	9,838	33,330	35,287
Occupancy	2,844	2,540	10,872	9,845
FDIC and other insurance	645	225	2,088	622
Other real estate, net	31	64	146	(58)
General and administrative	3,884	5,006	16,052	19,778

Total noninterest expenses	13,793	17,673	62,488	65,474

Income before taxes	5,352	7,470	24,390	34,975
Taxes on income	2,127	2,949	9,489	13,597

Net income	$3,225	$4,521	$14,901	$21,378

Net income available to common shareholders	$2,982	$4,521	$14,658	$21,378

Basic earnings per common share	$0.21	$0.32	$1.01	$1.49
Diluted earnings per common share	0.20	0.31	1.00	1.46
Common dividends declared per share	0.0950	0.0925	0.3800	0.3700

SOUTHWEST BANCORP, INC.	Table 4
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES
(Dollars in thousands)

	For the three months ended December 31,
	2008			2007
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans	$2,512,425	$36,183	5.73%	$2,121,088	$43,549	8.15%
Investment securities	249,846	2,693	4.29	274,805	2,713	3.92
Other interest-earning assets	5,116	19	1.48	2,736	35	5.08

Total interest-earning assets	2,767,387	38,895	5.59	2,398,629	46,297	7.66
Other assets	68,822			76,459

Total assets	$2,836,209			$2,475,088

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$76,359	$130	0.68%	$61,061	$94	0.61%
Money market accounts	513,095	2,132	1.65	510,596	5,370	4.17
Savings accounts	14,375	11	0.30	13,694	22	0.64
Time deposits	1,300,295	10,990	3.36	1,121,143	13,713	4.85

Total interest-bearing deposits	1,904,124	13,263	2.77	1,706,494	19,199	4.46
Other borrowings	297,155	1,487	1.99	225,703	2,620	4.61
Subordinated debentures	81,963	1,731	8.45	46,393	942	8.12

Total interest-bearing liabilities	2,283,242	16,481	2.87	1,978,590	22,761	4.56

Noninterest-bearing demand deposits	279,268			255,651
Other liabilities	22,693			23,066
Shareholders’ equity	251,006			217,781

Total liabilities and shareholders’ equity	$2,836,209			$2,475,088

Net interest income and spread		$22,414	2.72%		$23,536	3.10%

Net interest margin (1)			3.22%			3.89%

Average interest-earning assets to average interest-bearing liabilities	121.20%			121.23%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC.	Table 5
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES
(Dollars in thousands)

	For the twelve months ended December 31,
	2008			2007
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans	$2,429,129	$152,719	6.29%	$1,922,867	$165,759	8.62%
Investment securities	238,653	9,986	4.18	277,263	11,055	3.99
Other interest-earning assets	3,854	89	2.31	5,136	254	4.95

Total interest-earning assets	2,671,636	162,794	6.09	2,205,266	177,068	8.03
Other assets	71,263			74,159

Total assets	$2,742,899			$2,279,425

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$75,950	$584	0.77%	$62,038	$355	0.57%
Money market accounts	538,148	12,620	2.35	449,266	19,664	4.38
Savings accounts	13,930	69	0.50	12,274	87	0.71
Time deposits	1,253,057	47,749	3.81	1,071,788	53,033	4.95

Total interest-bearing deposits	1,881,085	61,022	3.24	1,595,366	73,139	4.58
Other borrowings	274,106	7,242	2.64	161,684	7,555	4.67
Subordinated debentures	64,064	4,811	7.51	46,393	3,777	8.14

Total interest-bearing liabilities	2,219,255	73,075	3.29	1,803,443	84,471	4.68

Noninterest-bearing demand deposits	268,770			244,459
Other liabilities	22,043			21,638
Shareholders’ equity	232,831			209,885

Total liabilities and shareholders’ equity	$2,742,899			$2,279,425

Net interest income and spread		$89,719	2.80%		$92,597	3.35%

Net interest margin (1)			3.36%			4.20%

Average interest-earning assets to average interest-bearing liabilities	120.38%			122.28%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA	Table 6
(Dollars in thousands except per share)

	2008				2007
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OPERATIONS
Interest income:
Loans	$36,183	$38,441	$37,485	$40,610	$43,549	$42,346	$39,578	$40,286
Investment securities	2,693	2,531	2,426	2,336	2,713	2,816	2,847	2,679
Other interest-earning assets	19	22	20	28	35	39	115	65

Total interest income	38,895	40,994	39,931	42,974	46,297	45,201	42,540	43,030
Interest expense:
Interest bearing demand deposits	130	147	166	141	94	82	98	81
Money market accounts	2,132	2,898	3,062	4,528	5,370	5,589	4,743	3,962
Savings accounts	11	17	19	22	22	24	21	20
Time deposits of $100,000 or more	6,419	6,879	7,051	7,865	7,873	7,445	7,781	8,132
Other time deposits	4,571	4,457	4,809	5,698	5,840	5,684	5,250	5,028

Total interest-bearing deposits	13,263	14,398	15,107	18,254	19,199	18,824	17,893	17,223
Other borrowings	1,487	1,839	1,887	2,029	2,620	1,715	1,089	2,131
Subordinated debentures	1,731	1,569	653	858	942	956	946	933

Total interest expense	16,481	17,806	17,647	21,141	22,761	21,495	19,928	20,287

Net interest income	22,414	23,188	22,284	21,833	23,536	23,706	22,612	22,743
Provision for loan losses	6,698	6,855	3,190	2,236	2,464	2,149	2,107	1,861
Noninterest income:
Service charges and fees	2,908	2,849	2,812	2,457	2,831	2,548	2,306	2,235
Gain on sales of loans	620	601	603	840	783	548	800	1,208
Gain (loss) on investment securities	(296)	(50)	3	1,245	5	108	1,919	(448)
Other noninterest income	197	662	541	146	452	422	400	316

Total noninterest income	3,429	4,062	3,959	4,688	4,071	3,626	5,425	3,311
Noninterest expense:
Salaries and employee benefits	6,389	8,863	8,856	9,222	9,838	8,966	8,358	8,125
Occupancy	2,844	2,968	2,602	2,458	2,540	2,514	2,388	2,403
FDIC and other insurance	645	469	521	453	225	134	140	123
Other real estate, net	31	(92)	197	10	64	(12)	(41)	(69)
Unfunded loan commitments	385	90	15	145	368	675	151	(65)
Other general and administrative	3,499	4,235	4,141	3,542	4,638	3,885	3,812	6,314

Total noninterest expenses	13,793	16,533	16,332	15,830	17,673	16,162	14,808	16,831

Income before taxes	5,352	3,862	6,721	8,455	7,470	9,021	11,122	7,362
Taxes on income	2,127	1,556	2,559	3,247	2,949	3,505	4,281	2,862

Net income	$3,225	$2,306	$4,162	$5,208	$4,521	$5,516	$6,841	$4,500

Net income available to common shareholders	$2,982	$2,306	$4,162	$5,208	$4,521	$5,516	$6,841	$4,500

PER SHARE DATA
Basic earnings per common share	$0.21	$0.16	$0.29	$0.36	$0.32	$0.38	$0.48	$0.32
Diluted earnings per common share	0.20	0.16	0.28	0.36	0.31	0.38	0.47	0.31
Common dividends declared per share	0.9500	0.0950	0.0950	0.0950	0.0925	0.0925	0.0925	0.0925
Book value per share	16.18	15.56	15.49	15.43	15.16	14.92	14.53	14.14
Tangible book value per share	15.69	15.08	15.00	14.95	14.66	14.45	14.44	14.05
Weighted average common shares outstanding:
Basic	14,540,733	14,527,893	14,526,038	14,413,686	14,353,910	14,335,008	14,299,111	14,263,698
Diluted	14,673,616	14,676,082	14,680,262	14,608,190	14,584,878	14,612,732	14,644,863	14,642,913
OTHER FINANCIAL DATA
Investment securities	$264,166	$241,728	$234,429	$236,059	$256,608	$293,518	$278,330	$274,402
Loans held for sale	56,941	72,248	62,892	66,364	66,275	78,417	73,011	108,025
Portfolio loans	2,494,506	2,440,091	2,381,893	2,287,606	2,145,557	1,933,223	1,769,528	1,667,195
Total loans	2,551,447	2,512,339	2,444,785	2,353,970	2,211,832	2,011,640	1,842,539	1,775,220
Total assets	2,879,762	2,832,371	2,773,013	2,670,580	2,564,298	2,386,852	2,196,005	2,194,179
Total deposits	2,180,122	2,198,719	2,211,001	2,094,927	2,058,579	1,912,719	1,823,806	1,803,181
Other borrowings	295,138	299,118	265,614	282,513	218,356	190,847	95,561	123,212
Subordinated debentures	81,963	81,963	46,393	46,393	46,393	46,393	46,393	46,393
Total shareholders’ equity	302,203	226,123	224,949	224,155	217,609	213,838	208,185	201,777
Mortgage servicing portfolio	158,143	153,250	147,672	145,028	141,680	136,294	134,444	134,259
Continued

SOUTHWEST BANCORP, INC.	Table 6
UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA	Continued
(Dollars in thousands except per share)

	2008				2007
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.45%	0.33%	0.62%	0.80%	0.72%	0.96%	1.28%	0.83%
Return on average common equity (annualized)	5.15	3.97	7.38	9.43	8.24	10.29	13.26	9.04
Return on average tangible equity (annualized)	5.79	4.26	7.86	9.94	8.86	10.88	13.70	9.23
Net interest margin	3.22	3.39	3.38	3.45	3.89	4.25	4.36	4.34
Total dividends declared to net income	50.49	59.85	33.16	26.37	29.37	24.04	19.37	29.32
Effective tax rate	39.74	40.29	38.07	38.40	39.48	38.85	38.49	38.88
Efficiency ratio	53.37	60.67	62.23	59.69	64.02	59.13	52.82	64.60
ASSET QUALITY RATIOS
Nonperforming assets to portfolio loans and other real estate owned	2.80%	2.72%	1.45%	1.41%	1.50%	1.59%	1.45%	1.88%
Nonperforming loans to portfolio loans	2.56	2.62	1.35	1.27	1.38	1.50	1.37	1.77
Net loan charge-offs to portfolio loans	0.44	0.39	0.30	0.33	0.22	0.39	0.40	0.35
Allowance for loan losses to total loans	1.56	1.43	1.28	1.27	1.34	1.41	1.52	1.56
Allowance for loan losses to portfolio loans	1.59	1.47	1.32	1.31	1.38	1.46	1.59	1.66
Allowance for loan losses to nonperforming loans	62.16	56.07	97.62	103.49	100.04	97.32	115.65	94.18
CAPITAL RATIOS
Average total shareholders’ equity to average assets	8.85%	8.26%	8.35%	8.49%	8.80%	9.30%	9.64%	9.15%
Leverage ratio	13.06	10.51	9.66	9.91	10.23	10.92	11.73	11.12
Tier 1 capital to risk-weighted assets	13.01	10.49	9.40	9.47	9.71	10.49	11.84	12.44
Total capital to risk-weighted assets	14.26	11.88	10.65	10.69	10.97	11.76	13.13	13.68
LOANS BY SEGMENT**
Oklahoma banking	$966,243	$962,611	$965,952	$943,331	$876,085	$844,859	$804,906	$766,990
Texas banking	947,603	892,998	857,160	797,700	759,389	644,749	567,236	507,384
Kansas banking	304,855	288,268	277,887	287,339	282,846	251,131	198,228	206,405
Other states banking	275,805	296,214	280,894	259,236	227,237	192,484	199,158	186,416

Subtotal	2,494,506	2,440,091	2,381,893	2,287,606	2,145,557	1,933,223	1,769,528	1,667,195
Secondary market	56,941	72,248	62,892	66,364	66,275	78,417	73,011	108,025

Total loans	$2,551,447	$2,512,339	$2,444,785	$2,353,970	$2,211,832	$2,011,640	$1,842,539	$1,775,220

NET INCOME BY SEGMENT**
Oklahoma banking	$3,783	$3,295	$2,923	$2,503	$3,080	$3,759	$4,820	$4,278
Texas banking	2,036	1,332	1,777	2,406	1,701	1,638	1,568	1,643
Kansas banking	(204)	(1,336)	(40)	458	82	243	326	208
Other states banking	(89)	848	1,028	969	225	768	930	240

Subtotal	5,526	4,139	5,688	6,336	5,088	6,408	7,644	6,369
Secondary market	139	(149)	40	(174)	114	33	197	753
Other operations	(2,440)	(1,684)	(1,566)	(954)	(681)	(925)	(1,000)	(2,622)

Net income	$3,225	$2,306	$4,162	$5,208	$4,521	$5,516	$6,841	$4,500

OFFICES AND EMPLOYEES
FTE Employees	442	458	463	467	489	484	457	443
ATM’s	41	41	40	40	43	43	38	39
Branches	18	18	17	17	17	17	15	15
Loan production offices	3	3	3	3	3	3	3	3
Assets per employee	$6,515	$6,184	$5,989	$5,719	$5,244	$4,932	$4,805	$4,953

Balance sheet amounts are as of period end unless otherwise noted.

**	In first quarter 2008, Southwest changed its segment disclosures to report Texas, Kansas and Other states separately. Portfolio loans are allocated based upon the state of the borrower, or the location of the real estate in the case of real estate loans. Loans included in the “Other states banking” segment are portfolio loans attributable to states other than Oklahoma, Texas, or Kansas, and primarily consist of healthcare and commercial real estate credits. These out of state loans are administered by offices in Oklahoma, Texas, or Kansas.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA	Table 7
(Dollars in thousands except per share)

	2008				2007
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$1,118,828	$1,077,601	$991,679	$846,757	$750,047	$608,409	$564,813	$582,440
One-to-four family residential	113,665	116,270	118,056	110,938	111,085	112,407	90,916	83,312
Real estate construction
Commercial	579,795	554,496	583,784	654,039	643,656	584,338	550,997	453,199
One-to-four family residential	79,565	79,843	82,972	90,051	81,273	74,876	66,996	64,000
Commercial	564,670	574,087	566,830	544,183	521,501	517,658	465,588	457,838
Installment and consumer:
Guaranteed student loans	54,057	67,610	57,413	63,706	61,555	73,810	68,117	101,905
Other	40,867	42,432	44,051	44,296	42,715	40,142	35,112	32,526

Total loans, including held for sale	2,551,447	2,512,339	2,444,785	2,353,970	2,211,832	2,011,640	1,842,539	1,775,220
Less allowance for loan losses	(39,773)	(35,807)	(31,341)	(29,950)	(29,584)	(28,314)	(28,054)	(27,728)

Total loans, net	$2,511,674	$2,476,532	$2,413,444	$2,324,020	$2,182,248	$1,983,326	$1,814,485	$1,747,492

By statement of condition category:
Loans held for sale:
Student loans	$54,057	$67,610	$57,413	$63,706	$61,555	$73,810	$68,117	$101,905
One-to-four family residential	1,790	3,500	4,283	1,417	3,442	3,293	3,382	4,113
Other	1,094	1,138	1,196	1,241	1,278	1,314	1,512	2,007

Total loans held for sale	56,941	72,248	62,892	66,364	66,275	78,417	73,011	108,025
Portfolio loans	2,494,506	2,440,091	2,381,893	2,287,606	2,145,557	1,933,223	1,769,528	1,667,195

Total loans before allowance	$2,551,447	$2,512,339	$2,444,785	$2,353,970	$2,211,832	$2,011,640	$1,842,539	$1,775,220

DEPOSIT COMPOSITION
Non-interest bearing demand	$261,940	$280,453	$299,699	$248,315	$257,067	$261,634	$248,285	$251,777
Interest-bearing demand	76,027	70,471	81,415	71,450	63,323	63,145	63,758	63,741
Money market accounts	454,250	554,357	548,099	553,850	541,950	505,192	487,096	394,668
Savings accounts	14,135	14,452	13,809	13,808	13,032	14,830	11,017	11,196
Time deposits of $100,000 or more	802,244	731,773	740,174	690,421	690,985	580,850	571,584	646,668
Other time deposits	571,526	547,213	527,805	517,083	492,222	487,068	442,066	435,131

Total deposits	$2,180,122	$2,198,719	$2,211,001	$2,094,927	$2,058,579	$1,912,719	$1,823,806	$1,803,181

NONPERFORMING ASSETS
Nonaccrual loans	$59,310	$61,557	$30,861	$26,134	$19,534	$26,291	$22,633	$26,978
90 days past due and accruing	4,673	2,299	1,242	2,807	10,037	2,803	1,625	2,462

Total nonperforming loans	63,983	63,856	32,103	28,941	29,571	29,094	24,258	29,440
Other real estate owned	6,092	2,685	2,523	3,328	2,679	1,654	1,508	1,869

Total nonperforming assets	$70,075	$66,541	$34,626	$32,269	$32,250	$30,748	$25,766	$31,309

Potential nonperforming loans	$131,516	$86,070	$71,070	$69,588	$61,633	$70,389	$69,595	$52,335

ALLOWANCE ACTIVITY
Balance, beginning of period	$35,807	$31,341	$29,950	$29,584	$28,314	$28,054	$27,728	$27,293
Charge offs	3,254	2,752	1,892	2,044	1,290	2,105	1,875	1,728
Recoveries	522	363	93	174	96	216	94	302

Net charge offs	2,732	2,389	1,799	1,870	1,194	1,889	1,781	1,426
Provision for loan losses	6,698	6,855	3,190	2,236	2,464	2,149	2,107	1,861

Balance, end of period	$39,773	$35,807	$31,341	$29,950	$29,584	$28,314	$28,054	$27,728

REGULATORY CAPITAL DATA
Tier I capital	$369,049	$293,141	$261,354	$258,272	$251,980	$248,961	$251,460	$244,862
Total capital	404,695	332,012	296,166	291,638	284,730	279,031	278,799	269,513
Total risk adjusted assets	2,837,473	2,793,843	2,780,538	2,727,853	2,595,090	2,374,152	2,123,862	1,967,001
COMMON STOCK
Issued	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042
Less treasury shares	(80,383)	(129,586)	(131,566)	(133,605)	(300,833)	(321,991)	(329,570)	(385,632)

Outstanding shares	14,577,659	14,528,456	14,526,476	14,524,437	14,357,209	14,336,051	14,328,472	14,272,410

INTANGIBLE ASSET DATA
Goodwill	$7,071	$7,071	$7,071	$7,071	$7,064	$6,742	$1,213	$1,213
Core deposit intangible	2,596	2,693	2,792	2,893	3,053	2,879	1,466	1,531
Mortgage servicing rights	1,159	1,417	1,354	1,299	1,513	1,440	1,428	1,413
Nonmortgage servicing rights	9	10	11	13	14	16	32	37

Total intangible assets	$10,835	$11,191	$11,228	$11,276	$11,644	$11,077	$4,139	$4,194

Intangible amortization expense	$214	$212	$215	$257	$159	$161	$165	$162

Balance sheet amounts are as of period end unless otherwise noted.